UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:  (Date of earliest event reported):  April 15, 2010

INX Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-31949 Commission file number	76-0515249 (I.R.S. Employer Identification No.)

11757 Katy Freeway
Houston, Texas 77079
(Address of Registrant’s principal executive offices)

(713) 795-2000
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events

INX Inc. (“Company”) will delay filing its annual report on Form 10-K for fiscal year ended December 31, 2009.  The Company needs additional time for the reexamination of the timing of its revenue recognition under Emerging Issues Task Force No. 00-21 (“EITF 00-21”), Revenue Arrangements with Multiple Deliverables, included in the Accounting Standards Codification under ASC 605-25.  During the process of closing its books for 2009, the Company identified errors in the application of EITF 00-21, including the identification of and accounting for deliverables under multi-element arrangements, including the treatment of individual product items as separate deliverables under multi-element arrangements, and the Company’s application of the residual method of revenue recognition for such multi-element arrangements.  The Company is in the process of evaluating and quantifying the effect of these errors on the timing of revenue recognized in its current and previously issued financial statements.

The Company filed a Form 12b-25 with the Securities and Exchange Commission, wherein the Company stated that it believed it would be able to file its Annual Report on Form 10-K for fiscal year 2009 within the prescribed fifteen day period under Rule 12b-25.  As a result of the ongoing EITF 00-21 assessment, the Company will not be able to file its Annual Report on Form 10-K for fiscal year 2009 within such fifteen day period.  The Company is working diligently on this matter and intends to file its Annual Report on Form 10-K as soon as practicable.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release dated April 15, 2010

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly cause this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2010	INX Inc.
By: /s/ Brian Fontana Brian Fontana Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated April 15, 2010